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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 or 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                          -----------------------------


Date of report (Date of earliest event reported)  January 22, 2001
                                                  -----------------


ALTEON INC.
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(Exact Name of Registrant as Specified in Charter)


Delaware                          0-19529              13-3304550
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(State or Other Juris-          (Commission         (I.R.S. Employer
diction of Incorporation)       File Number)       Identification No.)


170 Williams Drive, Ramsey, New Jersey                    07446
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(Address of Principal Executive Offices)               (Zip Code)


Registrant's telephone number, including area code (201) 934-5000
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         (Former Name or Former Address, If Changed Since Last Report)
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 Item 5. Other Events

         On January 22, 2001 Alteon Inc. issued the following press release:


ALTEON'S ALT-946 DEMONSTRATES PROTECTIVE EFFECT ON KIDNEY IN PRECLINICAL STUDY

RAMSEY, N.J., Jan. 22 /PRNewswire/ -- Alteon Inc. (Amex: ALT) announced today that a study of ALT-946, a novel Advanced Glycosylation End-product (A.G.E.) Formation Inhibitor, is published in the current issue of the medical journal Diabetologia [Diabetologia (2001) 44:108-114]. ALT-946 is a pre-clinical lead candidate in a novel class of A.G.E. Formation Inhibitor compounds developed by Alteon.

"Renoprotective effects of a novel inhibitor of advanced glycation" was authored by a research team led by Mark E. Cooper, M.D., Ph.D., Professor, Department of Medicine and Endocrine Unit, University of Melbourne, Australia, as well as researchers from Alteon. The study compared ALT-946 to Pimagedine, Alteon's clinical lead A.G.E. Formation Inhibitor, in rats with experimental diabetic nephropathy. A.G.E.s and A.G.E. crosslinks have been shown to play an important role in the development of diabetic complications.

The current study demonstrated that ALT-946 was more potent than Pimagedine in inhibiting A.G.E. crosslinking, both in vitro and in vivo. This is a significant finding, because Pimagedine previously has been shown in human clinical trials to have a clinically meaningful protective effect in diabetic complications, such as kidney disease, retinopathy and dyslipidemia. Furthermore, because ALT-946 has a minimal inhibitory effect on nitric oxide synthase, the authors concluded that ALT-946's and Pimagedine's renoprotective effect is due to their activity as A.G.E. Formation Inhibitors. The authors also concluded that ALT-946 should be considered as a treatment for preventing or retarding diabetic nephropathy.

"These findings on ALT-946 advance our knowledge of the pathological role of A.G.E.s in diabetic kidney disease," said John J. Egan, Ph.D., Executive Director of Licensing and Technology Development at Alteon, "and further highlight the importance of developing effective therapeutics for impacting the A.G.E. pathway. In addition to exploring further clinical development activities for Pimagedine, Alteon will be proceeding with a preclinical development program for ALT-946 as our second generation A.G.E. Formation Inhibitor."

About Alteon

Alteon is a leader in the discovery and development of novel pharmaceuticals for the treatment of pathologies of aging and diabetes, based on reversing or slowing a fundamental pathological process caused by protein-glucose complexes called Advanced Glycosylation End-products (A.G.E.s). The formation and crosslinking of A.G.E.s is an inevitable part of the aging process that leads to a loss of flexibility and function in body tissues, organs and vessels. The company is initially developing therapies for cardiovascular disease.
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Alteon has created a library of novel classes of compounds targeting the A.G.E.
pathway. These include A.G.E. Crosslink Breakers, A.G.E. Formation Inhibitors and Glucose Lowering Agents. The Company's lead A.G.E. Crosslink Breaker, ALT-711, is currently in Phase II clinical trials for the treatment of cardiovascular disorders including isolated systolic hypertension. Pimagedine, Alteon's lead A.G.E. Formation Inhibitor, is under evaluation for further clinical development. For more information on Alteon, visit the company's web site at http://www.alteonpharma.com.

Any statements contained in this press release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties including, but not limited to, those relating to technology and product development (including the possibility that early clinical trial results may not be predictive of results that will be obtained in large-scale testing or that any clinical trials will not demonstrate sufficient safety and efficacy to obtain requisite approvals or will not result in marketable products), regulatory approval processes, intellectual property rights and litigation, competitive products, ability to obtain financing, and other risks identified in Alteon's filings with the Securities and Exchange Commission. The information contained in this press release is accurate as of the date indicated. Actual results, events or performance may differ materially. Alteon undertakes no obligation to publicly release the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. SOURCE Alteon Inc.
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                                     *******

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             Alteon Inc.


                             By: /s/ Elizabeth O'Dell
                                ------------------------------------------------
                                 Elizabeth O'Dell
                                 Vice President, Finance and Administration


Dated:  January 24, 2001